UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRIPLEPOINT VENTURE GROWTH BDC CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIPLEPOINT VENTURE GROWTH BDC CORP.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

(650) 854 2090

May 25, 2018

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Meeting”) of TriplePoint Venture Growth BDC Corp. (the “Company,” “TPVG,” “we,” “us” or “our”) to be held on June 21, 2018 at 11:30 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001.

The notice of the Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to (i) approve of the Company immediately becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the Small Business Credit Availability Act; and (ii) transact such other business that may properly come before the Meeting, or any postponement or adjournment thereof.

It is very important that your shares be represented at the Meeting. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or vote via the Internet or telephone. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. To vote via the Internet, access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page. Your vote and participation in the governance of the Company is very important to us.

Sincerely yours,

/s/ James P. Labe
James P. Labe
Chief Executive Officer and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on June 21, 2018.

Our proxy statement is available on the Internet at www.astproxyportal.com/ast/18862/.

The following information applicable to the Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the Meeting and voting in person.

TRIPLEPOINT VENTURE GROWTH BDC CORP.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

(650) 854 2090

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2018

Notice is hereby given to the holders of shares of common stock, $0.01 par value per share, (the “Stockholders”) of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company,” “TPVG,” “we,” “us” or “our”) that:

The Special Meeting of Stockholders (the “Meeting”) of the Company will be held on June 21, 2018 at 11:30 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001. The Meeting will be held for the following purposes:

1. To approve of the Company immediately becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the Small Business Credit Availability Act; and

2. To transact such other business as may properly come before the Meeting, or any postponement or adjournment thereof.

You have the right to receive notice of, and to vote at, the Meeting if you were a Stockholder of record at the close of business on May 18, 2018. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or authorize a proxy via the Internet or telephone. Instructions are shown on the proxy card.

We have enclosed our proxy statement and a proxy card. Please sign the enclosed proxy card and return it promptly in the envelope provided, or authorize a proxy via the Internet or telephone.

Your vote is extremely important to us. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

By Order of the Board of Directors,

/s/ Sajal K. Srivastava
Sajal K. Srivastava
Secretary

Menlo Park, California

May 25, 2018

This is an important Meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, or vote your shares electronically via the Internet or by telephone. Please see the enclosed proxy statement and the enclosed proxy card for details about electronic voting. Even if you vote your shares prior to this Meeting, you still may attend the Meeting and vote your shares in person if you wish to change your vote.

TRIPLEPOINT VENTURE GROWTH BDC CORP.

2755 Sand Hill Road, Suite 150

Menlo Park, California 94025

(650) 854 2090

PROXY STATEMENT

For

Special Meeting of Stockholders

To Be Held on June 21, 2018

This document will give you the information you need to vote on the matter listed on the accompanying Notice of Special Meeting of Stockholders (“Notice of Special Meeting”). This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of TriplePoint Venture Growth BDC Corp., a Maryland corporation (the “Company,” “TPVG,” “we,” “us” or “our”), for use at our Special Meeting of Stockholders (the “Meeting”) to be held on June 21, 2018 at 11:30 a.m., Eastern Time, at the offices of Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to the Company’s stockholders of record as of the close of business on May 18, 2018 (the “Stockholders”) on or about May 25, 2018.

We encourage you to vote your shares, either by voting in person at the Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. If you properly sign, date and return the accompanying proxy card or otherwise authorize a proxy and provide voting instructions, either via the Internet or telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you authorize a proxy without specifying your voting instructions, your votes will be cast in accordance with the Board’s recommendations. If any other business is brought before the Meeting, your votes will be cast at the discretion of the proxy holders.

You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy (either by telephone or the Internet), or by voting in person at the Meeting. Any Stockholder entitled to vote at the Meeting may attend the Meeting and vote in person, whether or not he or she has previously authorized a proxy or wishes to change a previous vote. If you hold your shares in “street name” through a broker or other nominee, you must obtain a “legal proxy” from your broker or nominee in order to vote in person at the Meeting.

PURPOSE OF MEETING

At the Meeting, you will be asked to consider and vote on the following proposals:

1.	To approve of the Company immediately becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the Small Business Credit Availability Act (the “SBCA”); and

2.	To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

VOTING SECURITIES

You may vote at the Meeting only if you were a Stockholder of record at the close of business on May 18, 2018 (the “Record Date”) or if you hold a valid proxy from a Stockholder of record as of the Record Date. There were 17,751,989 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), outstanding on the Record Date. Each share of Common Stock entitles the holder to cast one vote on each matter properly brought before the Meeting.

QUORUM REQUIRED

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of Stockholders entitled to cast a majority of the votes entitled to be cast at the Meeting will constitute a quorum. Votes entitled to be cast by a broker or other nominee for which the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to cast on non-routine proposals (which are considered “broker non-votes”) will not be treated as present for the purpose of determining the presence of a quorum. If there are not enough Stockholders present to constitute a quorum, the chairman of the Meeting may adjourn the Meeting to permit the further solicitation of proxies.

VOTES REQUIRED

Proposal 1 – Approval of the Company immediately becoming subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the SBCA (“Proposal 1”).

The affirmative vote of a majority of the votes cast for Proposal 1 is required to approve Proposal 1. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on Proposal 1.

Broker Non-Votes

Broker non-votes are votes entitled to be cast by a broker or other nominee on a “non-routine” matter on which the broker or nominee does not have discretionary voting authority on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the approval of the Company becoming subject to a minimum asset coverage ratio of at least 150% earlier than currently approved by the Board, permitting the Company to double its amount of debt incurrence, pursuant to the SBCA. Thus, if you beneficially own your shares through a broker or other nominee and you do not give your broker or nominee specific instructions on how to vote for you and you do not obtain a “legal proxy” from your broker or other nominee and attend the Meeting and vote in person, your shares will have no effect on Proposal 1.

Adjournment and Additional Solicitation

If there appear not to be enough votes to approve the proposals at the Meeting, the chairman of the Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Meeting to permit further solicitation of proxies. Sajal K. Srivastava and James P. Labe are the persons named as proxies and, if adjournment is submitted to the Stockholders for approval, will vote proxies held by one of them for such adjournment to permit the further solicitation of proxies. Approval of any proposal to adjourn the Meeting submitted to the Stockholders for approval requires the affirmative vote of a majority of the votes cast on the proposal.

A Stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.

INFORMATION REGARDING THIS SOLICITATION

The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominee, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, the Company will reimburse such persons for their reasonable expenses in so doing. No additional compensation will be paid to directors, officers or regular employees for such services. The Company has also retained Broadridge Investor Communication Solutions, Inc. to assist in the solicitation of proxies for the Special Meeting for a fee of approximately $4,250, plus reimbursement of certain out-of-pocket expenses.

Stockholders may authorize proxies and provide their voting instructions through the Internet, by telephone, or by mail by following the instructions on the proxy card. These options require Stockholders to input the Control Number, which is provided on the proxy card. If you authorize a proxy using the Internet, after visiting www.voteproxy.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who authorize a proxy via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.

If a Stockholder wishes to participate in the Meeting but does not wish to authorize his, her or its proxy by telephone or Internet, the Stockholder may authorize a proxy by mail by completing and executing the accompanying proxy card and returning it in the postage-paid envelope or attend the Meeting in person.

Any proxy authorized pursuant to this solicitation by a Stockholder of record as of the Record Date may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Meeting, by attending the Meeting and voting in person, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Meeting. If you hold your shares in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or other nominee in order to revoke your proxy or change your voting instructions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Our directors consist of interested directors and independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).

The following table sets forth, as of the Record Date, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding Common Stock and all executive officers and directors, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

	Percentage of Common Stock Outstanding
Name and Address	Type of Ownership	Shares Owned (2)	Percentage (3)
James P. Labe (1)	Direct	98,862	0.56%
Sajal K. Srivastava (1)	Direct	170,045	0.96%
Andrew J. Olson (1)	Direct	7,836	0.04%
Gilbert E. Ahye (1)	—	—	—
Steven P. Bird (1)	Direct	50,000	0.28%
Stephen A. Cassani (1)	Direct	500	*
All directors and executive officers as a group	Direct	327,243	1.84%
5% or Greater Beneficial Owners:
Clearbridge Investments, LLC (4)	Direct	1,191,771	6.71%
Goldman Sachs Asset Management L.P. (5)	Indirect	1,594,007	8.98%

*	Represents less than 0.005%.
(1)	The address for all of our executive officers and directors is c/o TriplePoint Venture Growth BDC Corp., 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(2)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table.
(3)	Based on a total of 17,751,989 shares of our common stock issued and outstanding on the Record Date.
(4)	Based on information provided in a Schedule 13G/A filed on February 14, 2018, Clearbridge Investments, LLC reported sole voting and dispositive power with respect to 1,191,771 shares of our Common Stock. The Schedule 13G/A does not include any information regarding shares acquired or sold since the date of such Schedule 13G/A. The business address of Clearbridge Investments, LLC is 620 8th Avenue, New York, NY 10018.
(5)

Based on information provided in a Schedule 13G filed on November 6, 2017. Goldman Sachs Asset Management, L.P. is the investment manager to Vintage VII Mgr Hlds LP (which is the record owner of 101,966 shares of our Common Stock), Vintage VII A2 Offshore Holdings LP (which is the record owner of 205,044 shares of our Common Stock), Vintage VII B Offshore Holdings LP (which is the record owner of 69,582 shares of our Common Stock), and Vintage VII B2 Offshore Corporate Holdings LP (which is the record owner of 82,534 shares of our Common Stock) and may be deemed to share beneficial ownership of the shares of Common Stock of which such entities are the record owner. In addition, Goldman Sachs Asset Management, L.P. is the investment manager to DALPP, L.P. (which is the beneficial owner of 86,114 shares of our Common Stock), FPP Alternative Investments I, LP (which is the beneficial owner of 15,554 shares of our Common Stock), RA Program LP (which is the beneficial owner of 14,384 shares of our Common Stock), Vintage VII B LP (which is the beneficial owner of 28,881 shares of our Common Stock) and Vintage VII Emp LP (which is the beneficial owner of 14,986 shares of our Common Stock), and may be deemed to share beneficial ownership of the shares of Common Stock of which such entities may share beneficial ownership. Finally, Goldman Sachs Asset Management, L.P., by virtue of its relationship to VF VII Advisors LLC (which is the beneficial owner of 974,962 shares of our Common Stock), may be deemed to share beneficial ownership of the shares of Common Stock of which VF VII Advisors LLC may be deemed to share beneficial ownership. The Schedule 13G does not include any information regarding shares acquired or sold since the date of such Schedule 13G. The business address of Goldman Sachs Asset Management L.P. is 200 West Street, New York, NY 10282.

DOLLAR RANGE OF SECURITIES BENEFICIALLY OWNED BY DIRECTORS

Information as to the beneficial ownership listed in the table below is based on information furnished to the Company by the persons listed in the table. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act. The following table sets forth the dollar range of our Common Stock beneficially owned by each of our directors as of the Record Date.

Name of Director	Dollar Range of Equity Securities in TriplePoint Venture Growth BDC Corp. (1)(2)
Independent Directors
Gilbert E. Ahye	None
Steven P. Bird	Over $100,000
Stephen A. Cassani	$1 – $10,000

Interested Directors
James P. Labe	Over $100,000
Sajal K. Srivastava	Over $100,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $13.06 on the Record Date on the New York Stock Exchange (“NYSE”). Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

PROPOSAL 1: APPROVAL OF THE COMPANY IMMEDIATELY BECOMING SUBJECT TO A MINIMUM ASSET COVERAGE RATIO OF AT LEAST 150%, PERMITTING THE COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE EARLIER THAN THE CURRENT EFFECTIVE DATE OF APRIL 24, 2019, PURSUANT TO SBCA

The Company is a closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. As a BDC, we are required to meet a minimum asset coverage ratio, reflecting the value of our total assets to our total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, under the 1940 Act. Prior to March 23, 2018, Section 61(a) of the 1940 Act (which incorporates the requirements of Sections 18(a)(1) and 18(a)(2) of the 1940 Act) did not permit a BDC to issue senior securities unless, at the time of issuance, such BDC had an asset coverage ratio of at least 200% taking into account such issuance of senior securities (the “Asset Coverage Ratio”). However, on March 23, 2018, the Small Business Credit Availability Act (the “SBCA”) was signed into law and permits BDCs to be subject to an Asset Coverage Ratio of at least 150% (the “150% Asset Coverage Ratio”), if certain conditions are satisfied as set forth in the SBCA.

In general, the Company currently may borrow $1 for investment purposes for every $1 of investor equity. If the Asset Coverage Ratio Proposal is approved, the Company would be permitted (the day after the Meeting) to borrow $2 for investment purposes for every $1 of investor equity. This reduction significantly increases the amount of debt that we may incur.

The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to the 150% Asset Coverage Ratio, the BDC must obtain either: (i) approval of the required majority of its non-interested directors who have no financial interest in the proposal of the 150% Asset Coverage Ratio, which would become effective one (1) year after the date of such approval, or (ii) stockholder approval (of more than 50% of the votes cast for the proposal) of the 150% Asset Coverage Ratio, which would become effective on the first day after the date of such stockholder approval. BDCs must provide stockholders with timely notice of such approvals and must make periodic reports of the aggregate outstanding principal amounts of senior securities issued by the BDC and the asset coverage percentage as of the most recent financial statements included in that filing, the effective date of the approval of the modified asset coverage requirements, and the principal risk factors associated with the senior securities, to the extent incurred by the BDC.

On April 24, 2018, the Board, including a majority of the non-interested directors who have no financial interest in this proposal, approved the 150% Asset Coverage Ratio, which will automatically become effective on April 24, 2019.

In addition, on May 2, 2018, the Board determined that this proposal is in the best interests of the Company and its stockholders, and is recommending that the Company’s stockholders vote in favor of the proposal to immediately become subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the current effective date of April 24, 2019, pursuant to the SBCA. If this proposal is approved by stockholders at the Meeting, the Company would become subject to an Asset Coverage Ratio of at least 150% the day after the Meeting instead of on April 24, 2019. The Board values the opinions of our stockholders and will reconvene to reconsider its approval of the modified asset coverage requirements if this proposal is not approved by stockholders. There can be no assurance that the Board would rescind its approval if this proposal is not approved by stockholders. If this proposal is not approved by stockholders and the Board does not rescind its approval, we will be subject to the 150% Asset Coverage Ratio beginning April 24, 2019.

If this proposal is approved, this reduction in the required minimum Asset Coverage Ratio will increase the amount of debt that we are permitted to incur; as a result, we may incur additional indebtedness in the future, and therefore, the risk of an investment in us may increase. See “– Risks Related to the Approval of the Proposal.”

Recommendation of the Board; Reasons for the Asset Coverage Ratio Proposal

Although the Company may choose not to significantly increase its leverage immediately after it becomes subject to the reduced Asset Coverage Ratio, or ever reduce its asset coverage below 200%, the Board believes that having the flexibility for the Company to incur additional leverage within prudent limits is in the best interests of stockholders. Specifically, the Board approved the modified asset coverage requirement based on the Company’s strategic objectives, business opportunities, operating requirements, history of prudently using leverage and anticipated leverage utilization, and benefits to stockholders.

During the Company’s fourth quarter 2017 earnings call, we articulated that based on the strong demand for venture growth stage lending, our highest priority in 2018 is to capitalize on this demand and grow the Company from an exceptional, but small-cap BDC to a larger and more diversified BDC. In particular, we identified increasing our investment portfolio by entering into additional debt commitments with prospective and existing portfolio companies and funding additional debt investments as the primary means for achieving these goals. In order to fund such investment portfolio growth as well as achieve larger scale, we identified raising more capital, ideally in the form of equity capital, as the primary method to achieve such goals. We believe that having the flexibility to incur additional leverage would allow us further grow and diversify our assets and investment portfolio while capitalizing on the strong demand for venture growth stage lending. We believe that having the ability to incur additional leverage will provide us greater flexibility to manage our debt-to-equity ratio, capital structure, and liquidity. In particular, incurring additional leverage gives us the ability to use lower cost debt capital while potentially delaying higher cost equity capital raises until we believe conditions are optimal for such an equity raise.

Our targeted investment yields are between 10% and 18% and our portfolio yields, on a core basis without the benefit of prepayments, have generally been between 13% and 14.5%, and have never been below 12.5% since our initial public offering. While there can be no assurance that our core portfolio yield will be consistent with historical levels, or that our core portfolio yield may not change, we do not plan to change our investment strategy, product mix, security profile, or targeted yield profile of the investments we will make as a result of incurring additional leverage. In fact, we believe having the ability to incur additional leverage will enable us to avoid foregoing attractive investment opportunities consistent with our investment strategy and targeted yield profile.

We have a history of strategically using leverage, managing both short term and long-term credit, and building and maintaining strong relationships with our lenders. This history along with our strong brand, reputation, and track record, have provided us the largest revolving warehouse credit facility of any venture lending BDC. We have regularly used our revolving warehouse credit facility, which represents our lowest cost of capital, to support the growth of our investment portfolio. Given this is a short term credit facility, with floating rate interest costs, a 55% advance rate and certain asset eligibility requirements and financial covenants, we strategically complemented this credit facility with more flexible long term debt, most recently, through our $75 million publicly traded 5.75% Notes due July 2022. As a result of our strong brand, reputation, investment track record, demonstrated ability to manage short term and long term credit, and strong lender relationships, our revolving warehouse credit facility lenders are supportive of reducing our asset coverage ratio to 150% as our credit facility allows us to reduce our asset coverage ratio to match the statutory limit, but in no event, shall it be less than 3:2, and our publicly traded 5.75% Notes due 2022 do not include any restrictions on our ability to reduce our asset coverage ratio.

We expect to continue to be prudent in our utilization of leverage. We intend to expand our target leverage ratio range to 0.6x to 1.0x from our current target leverage ratio range of 0.6x to 0.8x. We anticipate incurring additional leverage through both long term and short term debt with floating and fixed interest rates to optimize our cost of capital and the amount of debt outstanding with the primary goal of growing and diversifying our assets and investment portfolio while capitalizing on the strong demand for venture growth stage lending as well as using lower cost debt capital while potentially delaying higher cost equity capital raises until we believe conditions are optimal for such an equity raise. Given that our debt investments are initially structured as unfunded commitments, and once funded, typically have short term durations with amortization and often prepay, we believe there may be periods when we may be below or above this target leverage ratio. We expect to use proceeds from prepayments and repayments, as well as proceeds from equity capital raises, to reduce our leverage outstanding but may also maintain liquidity and borrowing capacity in anticipation of new unfunded commitments and investment fundings.

Benefits to Stockholders

We believe having the flexibility to incur additional leverage is in the best interests of our stockholders because it would permit us to increase our net investment income with a larger and more diversified investment portfolio as well as enable us to use lower cost debt capital and optimize the timing of additional higher cost equity capital raises. Increasing our net investment income will enable us to more easily maintain and/or increase our distributions to stockholders from net investment income, and together with raising future equity capital on more favorable terms and conditions, should enable us to augment the returns to our stockholders through a higher return on equity.

Considerations by the Board of Directors

In reaching its recommendation to the stockholders of the Company to approve this proposal, the Board considered possible sources of conflicts of interest due to the following factors:

•	Because the base management fees payable to TPVG Advisers LLC (the “Adviser”), our investment adviser, are based on the value of our total assets, the Adviser may benefit when we incur additional leverage. This fee structure could encourage the Adviser to cause us to borrow more money to finance additional investments.

•	Because of the way the incentive fee payable to the Adviser is determined, it may encourage the Adviser to use additional leverage to increase the return on our investments.

Risks Related to Approval of the Proposal

In addition to the risks identified in our annual report for the year ended December 31, 2017, stockholders should consider the following risks related to the approval of this proposal:

Because we have received the Board’s approval, we may be subject to 150% Asset Coverage beginning on April 24, 2019 if this proposal is not approved.

As described above, the SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to 150% Asset Coverage Ratio, the BDC must obtain either: (i) approval of the required majority of its non-interested directors who have no financial interest in the proposal of the 150% Asset Coverage Ratio, which would become effective one (1) year after the date of such approval, or (ii) stockholder approval (of more than 50% of the votes cast for the proposal) of the 150% Asset Coverage Ratio, which would become effective on the first day after the date of such stockholder approval. The Board values the opinions of our stockholders and will reconvene to reconsider its approval of the modified asset coverage requirements if this proposal is not approved by stockholders. There can be no assurance that the Board would rescind its approval if this proposal is not approved by stockholders. If this proposal is not approved by the stockholders and the Board does not rescind its approval, we will be subject to the 150% Asset Coverage Ratio, beginning April 24, 2019.

Incurring additional leverage could increase the risk of investing in the Company. The use of leverage may increase the likelihood of our defaulting on our obligations.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay common stock dividends, scheduled debt payments or other payments related to our securities. The effects of leverage would cause any decrease in net asset value for any losses to be greater than any increase in net asset value for any corresponding gains as illustrated below under “Illustrations of the Effect of Lowering the Required Account Coverage Ratio.” If this proposal is approved, we will be permitted to increase our use of leverage beyond levels that were previously permitted by the 1940 Act effective the day after the Meeting. Because we have received the Board’s approval, if the proposal is not approved at the Meeting and the Board does not rescind its approval, we will be subject to the 150% Asset Coverage Ratio beginning on April 24, 2019. If we incur such additional leverage, you will experience increased risks of investing in our common stock. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor the holders of our common stock or of securities convertible into our common stock or warrant investments representing rights to purchase our common stock or securities convertible into our common stock.

We finance certain of our investments with borrowed money, which magnifies the potential for gain or loss on amounts invested and increases the risk of investing in us.

We finance certain of our investments with borrowed money when we expect the return on our investment to exceed the cost of borrowing. As of March 31, 2018, we have $97.0 million of principal outstanding under the Company’s Revolving Credit Facility (the “Credit Facility”) and $74.8 million of principal outstanding on our 5.75% Notes due 2022 (the “2022 Notes”), before reducing the unamortized debt issuance costs. The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in shares of our common stock. Lenders will have fixed dollar claims on our assets that are superior to the claims of our common stockholders and we would expect such lenders to seek recovery against our assets in the event of a default. We may pledge up to 100% of our assets or the assets of a subsidiary under the terms of any debt instruments we may enter into with lenders. In addition, under the terms of the Credit Facility and 2022 Notes and any borrowing facility or other debt instrument we may enter into in the future, we are or will likely be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause our net asset value to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses, potentially triggering mandatory debt payments or asset contributions under the Credit Facility or eliminating our stake in a leveraged investment. As discussed above, the effect of leverage would cause any decrease in net asset value for any losses to be greater than any increase in net asset value for any corresponding gain. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline could eliminate our ability to make distributions and repurchase our common shares. Our ability to service any debt depends largely on our financial performance and is subject to prevailing economic conditions and competitive pressures.

As a BDC, we generally are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings (other than potential leverage in future Small Business Investment Company, or “SBIC,” subsidiaries, should we receive an SBIC license(s), subject to exemptive relief) and any preferred stock that we may issue in the future, of at least 200% (or 150% effective April 24, 2019 or, if we receive approval of our stockholders, to be effective the day after the Meeting). If this ratio declines below 200% (or 150% effective April 24, 2019 or, if we receive approval of our stockholders, to be effective the day after the Meeting), we will not be able to incur additional debt and could be required to sell a portion of our investments to repay some debt when it is otherwise disadvantageous for us to do so. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ depends on our Adviser’s and our Board’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

In addition, the Credit Facility imposes, and any debt facilities we may enter into in the future may impose, financial and operating covenants that restrict our business activities, including limitations that hinder our ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax treatment as a RIC under the Code.

Because we use debt to finance certain of our investments, if market interest rates were to increase, our cost of capital could increase, which could reduce our net income. In addition, if the Credit Facility were to become unavailable, it could have a materially adverse effect on our business, financial condition and results of operations.

Because we borrow money to finance certain of our investments, including under the Credit Facility, our net income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, a significant increase in market interest rates would have a greater material adverse effect on our net income in the event we use more debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net income. In addition, if the Credit Facility were to become unavailable to us and attractive alternative financing sources were not available, it could have a materially adverse effect on our business, financial condition and results of operations.

In addition, a rise in the general level of interest rates typically leads to higher interest rates applicable to our secured loans. Accordingly, an increase in interest rates may result in an increase of our income and, as a result, an increase in the incentive fee payable to our Adviser.

The base management and incentive fee structure we have with our Adviser may create incentives that are not fully aligned with the interests of our stockholders.

In the course of our investing activities, we pay a base management fee and an incentive fee to our Adviser. The Investment Advisory Agreement that we entered into with our Adviser provides that the base management fee is based on the value of our adjusted gross assets. As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on the value of our total assets, our Adviser benefits when we incur debt or use leverage. This fee structure may encourage our Adviser to cause us to borrow money to finance additional investments. Additionally because the “hurdle” rate with respect to the portion of the incentive fee based on investment income is fixed, any increase in the use of leverage is likely to increase such portion of the incentive fee because the use of leverage could result in an increase in net income. As a result of this arrangement, our Adviser may from time to time have interests that differ from those of our stockholders, giving rise to a conflict.

Our incentive fee may induce our Adviser to pursue speculative investments and to use leverage when it may be unwise to do so.

The incentive fee payable by us to our Adviser may create an incentive for our Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the incentive fee payable to our Adviser is determined, which is calculated separately in two components as a percentage of the interest and other investment income in excess of a quarterly minimum hurdle rate and as a percentage of the realized gain on invested capital, may encourage our Adviser to use leverage or take additional risk to increase the return on our investments.

In addition, our Adviser receives the incentive fee based, in part, upon net capital gains realized on our investments. Unlike the portion of the incentive fee based on investment income, there is no minimum level of gain applicable to the portion of the incentive fee based on net capital gains. As a result, our Adviser may have an incentive to invest more in investments that are likely to result in capital gains as compared to income producing securities or to advance or delay realizing a gain in order to enhance its incentive fee. This practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

Illustrations of the Effect of Lowering the Required Asset Coverage Ratio

Leverage Tables. The following tables illustrate the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses and adjusted for unsettled securities purchased. The calculations in the tables below are hypothetical. Actual returns may be higher or lower than those appearing below.

The calculations in the tables below are hypothetical and actual returns may be higher or lower than those appearing below.

		Pro Forma Amounts as of March 31, 2018 Assuming That the Company Had Incurred the Maximum Amount of Borrowings That Could Be Incurred by the Company
Selected Consolidated Financial Statement Data (Unaudited) (dollar amounts in thousands)	Actual Amounts As of March 31, 2018 (1)	Under the Currently Applicable 200% Minimum Asset Coverage Ratio (2)	Under the Proposed 150% Minimum Asset Coverage Ratio (3)
Total Assets (excluding T-bills)	$424,813	$489,567	$726,071
Total Debt Outstanding	$171,750	$236,504	$473,008
Net Assets	$236,504	$236,504	$236,504
Asset Coverage Ratio	238%	200%	150%

(1)	As of March 31, 2018, the Company’s total outstanding indebtedness represented 40.4% of the Company’s total assets (excluding T-bills).
(2)	Based on the Company’s total outstanding indebtedness of $171.8 million as of March 31, 2018 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $64.8 million of borrowings, bringing the Company’s total indebtedness and total assets to $236.5 million and $489.6 million, respectively.
(3)	Assuming the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the currently applicable 200% minimum asset coverage ratio of $236.5 million and applying the proposed 150% minimum asset coverage ratio, the Company could have incurred up to an additional $236.5 million of borrowings, bringing the Company’s total indebtedness and total assets to $473.0 million and $726.1 million, respectively.

	Effects of Leverage Based on the Actual Amount of Borrowings Incurred by the Company as of March 31, 2018
Assumed annual returns on the Company’s portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding return to common stockholder (1)(2)	(20.59)%	(12.11)%	(3.63)%	4.86%	13.34%

(1)	As of March 31, 2018, the Company had (i) $424.8 million in total assets (less T-bills), (ii) $171.8 million in outstanding indebtedness, (iii) $236.5 million in net assets, and (iv) a weighted average interest rate, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 5.15%.

(2)	The calculation assumes the Company had (i) $424.8 million in total assets (less T-bills), (ii) $401.3 million in total portfolio investments, (iii) $171.8 million in outstanding indebtedness, (iv) $236.5 million in net assets, and (v) and a weighted average cost of borrowings of 5.0%.

Based on outstanding indebtedness of $171.8 million as of March 31, 2018, and the assumed weighted average cost of borrowings of 5.0%, the Company’s investment portfolio at fair value would have had to produce an annual return of approximately 2.1% to cover annual interest payments on the outstanding debt.

Effects of Leverage Based on the Pro Forma
Maximum Amount of Borrowings That
Could Be Incurred by the Company
Under the Currently Applicable 200% Minimum Asset
	Coverage Ratio (i.e., A 1:1 Debt-to-Equity Ratio)
Assumed annual returns on the Company’s portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding return to common stockholder (1)	(24.70)%	(14.85)%	(4.99)%	4.86%	14.71%

(1)	Assuming that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of March 31, 2018 under a 200% minimum asset coverage ratio, and (b) the additional borrowings compared to the actual amount of borrowings incurred by the Company as of March 31, 2018, which were $64.8 million, are fully invested, the Company would have (i) $489.6 million in total assets (less T-bills), (ii) $466.0 million in total portfolio investments, (iii) $236.5 million in outstanding indebtedness, and (iv) $236.5 million in net assets. The weighted average cost of borrowings is assumed to be 5.0%.

Based on the assumed outstanding indebtedness of $236.5 million as of March 31, 2018, and the assumed weighted average cost of borrowings of 5.0%, the Company’s investment portfolio at fair value would have had to produce an annual return of approximately 2.5% to cover annual interest payments on the outstanding debt.

	Effects of Leverage Based on the Pro Forma Maximum Amount of Borrowings That Could Be Incurred by the Company Under the Proposed 150% Minimum Asset Coverage Ratio (i.e., A 2:1 Debt-to-Equity Ratio)
Assumed annual returns on the Company’s portfolio (net of expenses)	(10)%	(5)%	0%	5%	10%
Corresponding return to common stockholder (1)	(39.70)%	(24.85)%	(9.99)%	4.86%	19.71%

(1)	Assuming that (a) the Company had incurred the maximum amount of borrowings that could be incurred by the Company as of March 31, 2018 if a 150% minimum asset coverage ratio were applied, and (b) the additional borrowings compared to the maximum amount of borrowings that could be incurred by the Company as of March 31, 2018 under a 200% minimum asset coverage ratio, which was $236.5 million, are fully invested, the Company would have (i) $726.1 million in total assets (less T-bills), (ii) $702.5 million in total portfolio investments, (iii) $473.0 million in outstanding indebtedness, and (iv) $236.5 million in net assets. The weighted average cost of borrowings is assumed to be 5.0%.

Based on the assumed outstanding indebtedness of $473.0 million as of March 31, 2018, and the assumed weighted average cost of borrowings of 5.0%, the Company’s investment portfolio at fair value would have had to produce an annual return of approximately 3.4% to cover annual interest payments on the outstanding debt.

Estimated Annual Expenses (As A Percentage of Net Assets Attributable to Common Stock):		Annualized Expenses Based on Pro Forma Expenses for the Quarter Ended March 31, 2018 Assuming That the Company Had Incurred the Maximum Amount of Borrowings That Could Be Incurred by the Company
	Annualized Expenses Based on Actual Expenses for the Quarter Ended March 31, 2018	Under the Currently Applicable 200% Minimum Asset Coverage Ratio	Under the Proposed 150% Minimum Asset Coverage Ratio
Base management fee payable under the Investment Advisory Agreement (1)	2.58%	3.06%	4.81%
Incentive fee payable under the Investment Advisory Agreement (20% of pre-incentive fee net investment income and capital gains) (2)	2.51%	2.94%	3.94%
Interest payments on borrowed funds (3)	4.26%	5.00%	10.00%
Other expenses (4)	1.93%	1.93%	1.93%
Total annual expenses	11.28%	12.93%	20.68%

(1)	Our base management fee, payable quarterly in arrears, is at an annual rate of 1.75% of our average adjusted gross assets, including assets purchased with borrowed amounts and other forms of leverage. The gross base management fee reflected in the table above is based on pro forma average total assets (less treasury bills) of $418.8 million and $655.3 million under the 200% asset coverage ratio requirement and the 150% asset coverage ratio requirement, respectively.
(2)	Assumes that annual incentive fees earned by the Adviser, remain consistent with the incentive fees that would have been earned by the Adviser (if not for the cumulative “catch-up” provision explained below) for the quarter ended March 31, 2018 adjusted for equity issuances. The incentive fee consists of two components, investment income and capital gains, which are largely independent of each other, with the result that one component may be payable even if the other is not payable.

Under the investment income component, we will pay the Adviser each quarter 20.0% of the amount by which our pre-incentive fee net investment income for the quarter exceeds a hurdle rate of 2.0% (which is 8.0% annualized) of our net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision pursuant to which the Adviser receives all of such income in excess of the 2.0% level but less than 2.5% and subject to a total return requirement. The effect of the “catch-up” provision is that, subject to the total return provision discussed below, if pre-incentive fee net investment income exceeds 2.5% in any calendar quarter, the Adviser will receive 20.0% of our pre-incentive fee net investment income as if the 2.0% hurdle rate did not apply. The foregoing incentive fee is subject to a total return requirement, which provides that no incentive fee in respect of our pre-incentive fee net investment income will be payable except to the extent that 20.0% of the cumulative net increase in net assets resulting from operations since March 5, 2014 exceeds the cumulative incentive fees accrued and/or paid since March 5, 2014. In other words, any investment income incentive fee that is payable in a calendar quarter will be limited to the lesser of (i) 20.0% of the amount by which our pre-incentive fee net investment income for such calendar quarter exceeds the 2.0% hurdle, subject to the “catch-up” provision and (ii) (x) 20.0% of the cumulative net increase in net assets resulting from operations since March 5, 2014 minus (y) the cumulative incentive fees accrued and/or paid since March 5, 2014. For the foregoing purpose, the “cumulative net increase in net assets resulting from operations” is the sum of our pre-incentive fee net investment income, realized gains and losses and unrealized appreciation and depreciation since March 5, 2014.

Under the capital gains component of the incentive fee, we pay the Adviser at the end of each calendar year 20.0% of our aggregate cumulative realized capital gains from inception through the end of that year, computed net of our aggregate cumulative realized capital losses and our aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gain incentive fees. For the foregoing purpose, our “aggregate cumulative realized capital gains” will not include any unrealized appreciation. It should be noted that we accrue an incentive fee for accounting purposes taking into account any unrealized appreciation in accordance with GAAP. The capital gains component of the incentive fee is not subject to any minimum return to stockholders

(3)	“Interest payments on borrowed funds” represent our estimated annual interest payments and are based on results of operations for the quarter ended March 31, 2018. The costs associated with any outstanding indebtedness are indirectly borne by our common stockholders. The amount of leverage we employ at any particular time will depend on, among other things, the Board and the Adviser’s assessment of the market and other factors at the time at any proposed borrowing. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act. In addition, we have assumed additional senior securities of $64.8 million and $301.3 million as the maximum additional leverage allowed under the 200% asset coverage requirement and the 150% asset coverage requirement, respectively. The assumed cost of funds for the senior securities was 5.0%.
(4)	“Other expenses” are based on estimated amounts for the current fiscal year.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in the Company’s common stock, assuming (1) a 238% asset coverage ratio, which is the Company’s actual asset coverage ratio as of March 31, 2018, and total annual expenses of 11.28% of net assets attributable to common stock as set forth in the fees and expenses table above, (2) the currently applicable 200% minimum asset coverage ratio and total annual expenses of 12.93% of net assets attributable to common stock as set forth in the fees and expenses table above, and (3) the proposed 150% minimum asset coverage ratio and total annual expenses of 20.68% of net assets attributable to common stock as set forth in the fees and expenses table above, and, in each case of (1), (2) and (3), (x) a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee) and (y) a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains). Transaction expenses are included in the following example.

You would pay the following expenses on a $1,000 common stock investment:	1 year	3 years	5 years	10 years
Under the Company’s Actual Asset Coverage Ratio of 234.9% as of December 31, 2017:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)	$88	$253	$407	$742
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)	$98	$279	$444	$792

Under the Currently Applicable 200% Minimum Asset Coverage Ratio:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)	$100	$285	$452	$802
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)	$110	$310	$487	$845

Under the Proposed 150% Minimum Asset Coverage Ratio:
assuming a 5% annual return resulting entirely from net realized capital gains (none of which is subject to the incentive fee)	$167	$446	$662	$1,017
assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)	$177	$467	$688	$1,036

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. As noted the example includes the realized gains fee from the Investment Advisory Agreement but does not include the income incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. If we achieve sufficient returns on our investments to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. Further, while the example assumes reinvestment of all distributions at net asset value, participants in our dividend reinvestment plan will receive a number of shares of our common stock, determined by dividing the total dollar amount of the distribution payable to a participant by (a) 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our Board or (b) the average purchase price of all shares of common stock purchased by the administrator of the dividend reinvestment plan in the event shares are purchased in the open market to satisfy the share requirements of the dividend reinvestment plan, which may be at, above or below net asset value.

This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

Required Vote

As required by the SBCA, approval of this proposal requires the affirmative vote of more than fifty percent (50%) of the votes cast for this proposal. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY IMMEDIATELY BECOMING SUBJECT TO AN ASSET COVERAGE RATIO OF AT LEAST 150%, PERMITTING THE COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE EARLIER THAN THE CURRENT EFFECTIVE DATE OF APRIL 24, 2019, PURSUANT TO THE SBCA.

OTHER BUSINESS

The Board knows of no other matter that is likely to come before the Meeting or that may properly come before the Meeting, apart from the consideration of an adjournment.

If there appears not to be enough stockholders present in person or by proxy for a quorum or to approve the proposal at the Meeting, the chairman of the Meeting without a vote of stockholders, or the Stockholders who are present in person or by proxy, may vote to adjourn the Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.tpvg.com or without charge upon request by calling us at (650) 854-2090. Please direct your request to TriplePoint Venture Growth BDC Corp., Attention: Investor Relations, 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

DELIVERY OF PROXY MATERIALS

Please note that only one copy of the Proxy Statement or Notice of Special Meeting may be delivered to two or more stockholders of record of the Company who share an address unless we have received contrary instructions from one or more of such stockholders. We will deliver promptly, upon request, a separate copy of any of these documents to stockholders of record of the Company at a shared address to which a single copy of such documents was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling us at (650) 854-2090 or by writing to us at TriplePoint Venture Growth BDC Corp., Attention: Corporate Secretary, 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company currently expects that the 2019 Annual Meeting of Stockholders will be held in April 2019, but the exact date, time and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting pursuant to the SEC’s Rule 14a-8 must submit the proposal in writing to the Company at its principal address of 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025, and the Company must receive the proposal no later than November 22, 2018 in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

In addition, the Company’s bylaws currently contain an advance notice provision requiring that, if a Stockholder’s proposal, including nomination of an individual for election as a director, is to be brought before the next annual meeting of the Stockholders, such Stockholder must provide timely notice thereof in writing addressed to the Secretary, c/o TriplePoint Venture Growth BDC Corp., 2755 Sand Hill Road, Suite 150, Menlo Park, California 94025. Notices of intention to present Stockholder proposals or director nominations to be presented at the 2018 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to the SEC’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than 150 days and not later than 5:00 pm Eastern Time, on the 120th day prior to the one year anniversary of the date of the Company’s proxy statement for the 2018 Annual Meeting of Stockholders. For the Company’s 2019 Annual Meeting of Stockholders, the Company must receive such proposals and nominations between October 23, 2018 and 5:00 p.m. Eastern time on November 22, 2018 by a stockholder who was a stockholder of record both at the time of giving the notice required by the Company’s bylaws and at the time of the meeting and who is entitled to vote at the meeting on such business or in the election of each such nominee, and the notice must contain the information about the stockholder, certain affiliates of the stockholder and the proposal or nominee required by the advance notice provisions set forth in the Company’s bylaws. If the date of the 2019 Annual Meeting of Stockholders has been advanced or delayed by more than thirty (30) calendar days from the first anniversary of the date of the 2018 Annual Meeting of Stockholders, stockholder proposals or director nominations must be so received not less than 120 days or more than 150 days prior to the date of the 2019 Annual Meeting of Stockholders, or not later than the tenth day following the day on which public announcement of the date of the 2019 Annual Meeting of Stockholders is first made. Proposals must also comply with the other requirements contained in the Company’s Bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SUBMISSION OF COMPLAINTS

The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee. Complaints may be submitted on an anonymous basis.

The Chief Compliance Officer may be contacted at:

Mr. Carl M. Rizzo

TriplePoint Venture Growth BDC Corp.

Chief Compliance Officer

2755 Sand Hill Road, Suite 150

Menlo Park, CA 94025

The Audit Committee Members may be contacted at:

Messrs. Gilbert E. Ahye, Steven P. Bird and / or Stephen A. Cassani

TriplePoint Venture Growth BDC Corp.

Audit Committee Member

2755 Sand Hill Road, Suite 150

Menlo Park, CA 94025

You are cordially invited to attend the Meeting in person. Whether or not you plan to attend the Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or authorize a proxy to vote your shares via the Internet or telephone, so that you may be represented at the Meeting.

By Order of the Board of Directors,

/s/ Sajal K. Srivastava
Sajal K. Srivastava
Secretary

Menlo Park, California

May 25, 2018

PRIVACY NOTICE

We are committed to maintaining the privacy of our stockholders and to safeguarding their nonpublic personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

Generally, we do not receive any nonpublic personal information relating to our stockholders, although certain nonpublic personal information of our stockholders may become available to us. We do not disclose any nonpublic personal information about our stockholders or former stockholders to anyone, except as permitted by law or as are necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

We restrict access to nonpublic personal information about our stockholders to employees of the Adviser and its affiliates with a legitimate business need for the information. We maintain physical, electronic and procedural safeguards designed to protect the nonpublic personal information of our stockholders.

SPECIAL MEETING OF STOCKHOLDERS OF

TRIPLEPOINT VENTURE GROWTH BDC CORP.

June 21, 2018

GO GREEN

00030000000000001000 3 062118

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF TRIPLEPOINT VENTURE GROWTH BDC CORP. June 21, 2018 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 11:30 AM, EASTERN TIME, ON JUNE 21, 2018: The Proxy Statement is available at: http://www.astproxyportal.com/ast/18862/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00030000000000001000 3 062118 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To approve a proposal authorizing the Company to immediately become subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the effective date of April 24, 2019. To transact such other business that may properly come before the Special Meeting, or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxies previously given with respect to the Special Meeting. MARKâ ^“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change    your to the the new    address registered address on name(s)    your in the account, address on the please account space check    above may not the ..    Please be box submitted at note right and that via this method. Signature of Stockholder                Date:                Signature of Stockholder                 Date:                Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such ..    .When    If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .

SPECIAL MEETING OF STOCKHOLDERS OF

TRIPLEPOINT VENTURE GROWTH BDC CORP.

June 21, 2018

PROXY VOTING INSTRUCTIONS

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

00030000000000001000 3 062118

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRIPLEPOINT SPECIAL VENTURE MEETING OF STOCKHOLDERS GROWTH OF BDC CORP. June 21, 2018 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PMâ^ESTâ^the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope COMPANY NUMBER provided as soon as possible. INâ^PERSON—You may vote your shares in person by attending ACCOUNT NUMBER the Special Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 11:30 AM, EASTERN TIME, ON JUNE 21, 2018: The Proxy Statement is available at: http://www.astproxyportal.com/ast/18862/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 00030000000000001000 3 062118 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE FOR AGAINST ABSTAIN 1. To approve a proposal authorizing the Company to immediately become subject to a minimum asset coverage ratio of at least 150%, permitting the Company to double its amount of debt incurrence earlier than the effective date of April 24, 2019. To transact such other business that may properly come before the Special Meeting, or any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxies previously given with respect to the Special Meeting.                JOHN SMITH                1234 MAIN STREET                APT. 203                NEW YORK, NY 10038 MARKâ€^“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate changes change    your to the the new    address registered address on name(s)    your in the account, address on the please account space check    above may not the .    Please be box submitted at note right and that via this method. Signature of Stockholder                Date:                Signature of Stockholder                Date:                Note: title Please as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such ..    .When    If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give full .

TRIPLEPOINT VENTURE GROWTH BDC CORP. FOR THE SPECIAL MEETING OF STOCKHOLDERS JUNE 21, 2018 The undersigned THIS PROXY stockholder IS SOLICITED of TriplePoint ON BEHALF Venture OF THE Growth BOARD BDC OF Corp DIRECTORS . (the “Company”) acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company and hereby appoints James P. Labe and Sajal K. Srivastava, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Eversheds Sutherland (US) LLP located at 700 Sixth Street NW, Suite 700, Washington, DC 20001 on June 21, 2018, at 11:30 a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposal 1, and in the discretion of the proxies with respect to any other matters that may properly come before the meeting. Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope. 1.1 (Continued and to be signed on the reverse side.) 14475